Exhibit 10.2

Promissory Note 1. Names

   Borrower:

        Sierra Norte, LLC, a New Mexico limited liability company
        5111 Juan Tabo Blvd. N.E.
        Albuquerque, New Mexico 87122

   Lender:

        Karen Y. Duran
        12512 Modesto Ave. N.E.
        Albuquerque, New Mexico 87122

2.   Promise to Pay

     For value received, Borrower promises to pay Lender $150,000 and interest at the yearly rate of 8.5% on the unpaid balance as specified below.


3.   Payment Date

     Borrower will pay the entire amount of principal and interest on or before May 25, 2006.


4.   Prepayment

     Borrower may prepay all or any part of the principal without penalty.


5.   Security

     This is an unsecured note.


6.   Collection Costs

     If Lender prevails in a lawsuit to collect on this note, Borrower will pay Lender's costs and lawyer's fees in an amount the court finds to be reasonable.


7.   Entire Agreement

     This is the entire agreement between the parties. It replaces and supersedes any and all oral agreements between the parties, as well as any prior writings.


8.   Successors and Assignees

     This agreement binds and benefits the heirs, successors and assignees of the parties.


9.   Notices

     All notices must be in writing. A notice may be delivered to a party at the address that follows a party's signature or to a new address that a party designates in writing.


                          Promissory Note-- Page 1 of 3


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A notice may be delivered:

    o    in person
    o    by certified mail, or
    o    by overnight courier.


10.  Governing Law

     This agreement will be governed by and construed in accordance with the laws of the state of New Mexico.


11.  Waiver

     If one party waives any term or provision of this agreement at any time, that waiver will be effective only for the specific instance and specific purpose for which the waiver was given. If either party fails to exercise or delays exercising any of its rights or remedies under this agreement, that party retains the right to enforce that term or provision at a later time.


12.  Severability

     If any court determines that any provision of this agreement is invalid or unenforceable, any invalidity or unenforceability will affect only that provision and will not make any other provision of this agreement invalid or unenforceable and such provision shall be modified, amended or limited only to the extent necessary to render it valid and enforceable.


13.  Disputes

     If a dispute arises, either party may take the matter to court.



                         Promissory Note -- Page 2 of 3

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BORROWER


Sierra Norte, LLC,
a New Mexico limited liability company
5111 Juan Tabo Blvd. N.E.
Albuquerque, New Mexico 87122


Dated:  May 20, 2005
       --------------------------
By: /s/ Fred M. Montano
    --------------------------------
    Fred M. Montano Managing Member